ALANCO TECHNOLOGIES, INC.
                          15575 North 83rd Way, Suite 3
                            Scottsdale, Arizona 85260
                                 (480) 607-1010


                                 PROXY STATEMENT


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held December 28, 2006

TO THE SHAREHOLDERS OF ALANCO TECHNOLOGIES, INC.

NOTICE HEREBY IS GIVEN that the Annual Meeting of Shareholders of Alanco Technologies, Inc., an Arizona corporation ("Alanco" or the "Company"), will be held at 15575 North 83rd Way, Suite 3, Scottsdale, Arizona 85260, on December 28, 2006, at 10:00 a.m., Mountain Standard Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the following Proposals:

Proposal No. 1        ELECTION OF DIRECTORS

Proposal No. 2        APPROVAL OF THE ALANCO 2006 STOCK OPTION PLAN

Proposal No. 3        APPROVAL OF THE ALANCO 2006 DIRECTORS AND OFFICERS STOCK
                      OPTION PLAN

Proposal No. 4        APPROVAL OF WARRANTS ISSUED TO AFFILIATES OF THE COMPANY
                      TO PURCHASE CLASS A COMMON STOCK FROM THE COMPANY

Proposal No. 5        APPROVAL  OF  ISSUANCE  OF CLASS A COMMON  STOCK AS
                      PAYMENT IN LIEU OF CASH  RELATED TO  OBLIGATIONS  INCURRED
                      IN CONNECTION WITH THE COMPANY'S ACQUISITION OF STARTRAK
                      SYSTEMS, LLC

Holders of the outstanding Common Stock and Preferred Stock of the Company of record at the close of business on October 30, 2006, will be entitled to notice of and to vote at the Meeting or at any adjournment or postponement thereof.

All shareholders, whether or not they expect to attend the Annual Meeting of Shareholders in person, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS.


Scottsdale, Arizona                          ADELE L. MACKINTOSH
October 31, 2006                             SECRETARY

                            ALANCO TECHNOLOGIES, INC.
                          15575 North 83rd Way, Suite 3
                            Scottsdale, Arizona 85260
                                 (480) 607-1010



                                 PROXY STATEMENT



                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 28, 2006


                               GENERAL INFORMATION

The enclosed Proxy is solicited by and on behalf of the Board of Directors of Alanco Technologies, Inc., an Arizona corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held at 15575 North 83rd Way, Suite 3, Scottsdale, Arizona 85260, on the 28th day of December, 2006, at 10:00 a.m., Mountain Standard Time, and at any adjournment or postponement thereof. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's shareholders on or before November 27, 2006.

The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its Directors, Officers and employees to solicit proxies personally or by telephone without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.

Shares not voting as a result of a proxy not marked or marked to abstain will be counted as part of total shares voting in order to determine whether or not a quorum has been achieved at the Meeting. Shares registered in the name of a broker-dealer or similar institution for beneficial owners to whom the broker-dealer distributed notice of the Annual Meeting and proxy information and which such beneficial owners have not returned proxies or otherwise instructed the broker-dealer as to voting of their shares, will be counted as part of the total shares voting in order to determine whether or not a quorum has been achieved at the Meeting.

All shares represented by valid proxies will be voted in accordance therewith at the Meeting unless such proxies have previously been revoked. Proxies may be revoked at any time prior to the time they are voted by: (a) delivering to the Secretary of the Company a written instrument of revocation bearing a date later than the date of the proxy; or (b) duly executing and delivering to the Secretary a subsequent proxy relating to the same shares; or (c) attending the meeting and voting your proxy in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy.)

The Company's Annual Report to Shareholders for the fiscal year ended June 30, 2006, has been previously mailed or is being mailed simultaneously to the Company's shareholders and includes a copy of Form 10-KSB, which constitutes part of this proxy. All other information included in the Annual Report does not constitute part of these proxy soliciting materials.

                      SHARES OUTSTANDING AND VOTING RIGHTS

Effective October 16, 2006, the Company effected a 2:5 reverse stock split. All references to both number of shares and price per share of Class A Common Stock issued and outstanding, options and warrants granted, and common stock equivalent shares are presented herein on a post-split basis.

Voting rights are vested in the holders of the Company's Common Stock and Preferred Stock. Only shareholders of record at the close of business on October 30, 2006, are entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. As of October 30, 2006, the Company had 15,474,995 shares of Class A Common Stock issued and outstanding, 3,549,061 shares of Series A Convertible Preferred Stock issued and outstanding and 76,890 shares of Series B Convertible Preferred Stock issued and outstanding. Each Class A Common share is entitled to one vote, each share of Series A Convertible Preferred stock is entitled to 1.2 votes (the equivalent number of common shares into which the Series A Convertible Preferred Stock is convertible), and each share of Series B Convertible Preferred stock is entitled to 5.2 votes (the equivalent number of common shares into which the Series B Convertible Preferred Stock is convertible). If the number of common shares into which the preferred stock is convertible (the "common stock equivalent") is considered, the total shares eligible to vote, including the common stock and the common stock equivalent, on the record date are 20,133,705 shares, each of which is entitled to one vote on all matters to be voted upon at the Meeting, including the election of Directors. No fractional shares are outstanding. A majority of the Company's outstanding voting stock represented in person or by proxy shall constitute a quorum at the Meeting. The affirmative vote of a majority of the votes cast, providing a quorum is present, is necessary to approve each proposal.

Each shareholder present, either in person or by proxy, will have cumulative voting rights with respect to the election of Directors. Under cumulative voting, each shareholder is entitled to as many votes as is equal to the number of shares of Common Stock (or common stock equivalent) of the Company held by the shareholder on the Record Date multiplied by the number of directors to be elected, and such votes may be cast for any single nominee or divided among two or more nominees. The seven nominees receiving the highest number of votes will be elected to the Board of Directors. There are no conditions precedent to the exercise of cumulative voting rights. Unless otherwise instructed in any proxy, the persons named in the form of proxy which accompanies this Proxy Statement (the "Proxy Holders") will vote the proxies received by them for the Company's seven nominees set forth in "Election of Directors" below. If additional persons are nominated for election as directors, the Proxy Holders intend, unless otherwise instructed in any proxy, to vote all proxies received by them in such manner in accordance with cumulative voting as will assure the election of as many of the Company's nominees as possible, and, in such event, the specific nominees for whom votes will be cast will be determined by the Proxy Holders. If authority to vote for any nominee of the Company is withheld in any proxy, the Proxy Holders intend, unless otherwise instructed in such proxy, to vote the shares represented by such proxy, in their discretion, cumulatively for one or more of the other nominees of the Company.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND OF MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information with respect to each shareholder known by Alanco to be the beneficial owner of more than 5% of the outstanding Alanco common stock or common stock equivalent as of October 30, 2006. Information regarding the stock ownership of Robert R. Kauffman, Alanco Chairman and Chief Executive Officer, Donald E. Anderson, Alanco Director, and Timothy P. Slifkin, Alanco Director and President and Chief Executive Officer of the Company's subsidiary, StarTrak Systems, LLC, is also shown in the table in the following section, Current Directors and Executive Officers.


                                                   Five Percent Owners

                                      Class A                             Total                             Total
                                      Common                              Common                 Total     Stock,
                                      Shares                              Share                  Stock    Options &
                                       Owned                            Equivalent Exercisable  Owned     Warrants
                           Class A    Percent   Series A     Total        Owned      Stock       and     Percent of
                            Common      of     Preferred    Common       Percent    Options    Options     Common
                            Shares     Class     Shares      Share          of        and        and     Equivalent
                            Owned       (6)    Owned (5)  Equivalent    Class (6)   Warrants   Warrants   Class (7)

Technology Systems         1,800,000    11.63%     --       1,800,000     8.94%       --      1,800,000    8.94%
  International, Inc. (1)
Donald E. Anderson (2)     1,328,504     8.58%  1,196,349   2,764,124    13.73%    1,012,000  3,776,124   17.86%
Robert R. Kauffman (3)       232,800     1.50%    768,924   1,155,509     5.74%    1,409,000  2,564,509   11.90%
Timothy P. Slifkin (4)     1,025,882     6.63%     --       1,025,882     5.10%      160,000  1,185,882    5.84%

(1) Technology Systems International, Inc., a Nevada corporation, (TSIN) is an independent, private company, which was issued 2,400,000 shares of Alanco common stock in 2002 in connection with the acquisition of the assets of TSIN effective in June 2002. The only Form 13D filed by TSIN was filed on September 9, 2002, and indicated TSIN ownership of 2,400,000 Alanco common shares. TSIN is currently in bankruptcy proceedings and to our knowledge, no filings have been made by TSIN to adjust that initial Form 13D filing. However, based on stock transfer records and information obtained from public bankruptcy hearings, we believe the current TSIN ownership of Alanco common stock is approximately 1.8 million shares. To our knowledge, no person or entity owns enough TSIN shares that upon distribution of the Alanco shares to the TSIN shareholders such person would own in excess of 5% of Alanco. TSIN has previously indicated their intention to distribute the shares of Alanco common stock in excess of certain corporate litigation and liquidation expenses on a pro-rata basis to their shareholders; however, the shares have not been distributed as of the date of this Proxy Statement, and there is no assurance that the shares will be distributed. The address of TSIN is c/o Jill H. Ford, Trustee, P.O. Box 5845, Carefree, AZ 85377.
(2) Donald E. Anderson is a member of the Board of Directors of Alanco Technologies, Inc. The number of shares, options and warrants owned includes The Anderson Family Trust, owner of 1,027,264 shares of Alanco Class A Common Stock, 690,157 shares of Alanco Series A Convertible Preferred Stock and 690,000 exercisable warrants (includes 400,000 warrants which require shareholder approval prior to being exercisable - see Proposal No. 4 below); Programmed Land, Inc., owner of 293,240 shares of Alanco Class A Common Stock, 506,192 shares of Alanco Series A Convertible Preferred Stock and 200,000 exercisable warrants, both of which Mr. Anderson claims beneficial ownership; and 8,000 shares of Alanco Class A Common Stock and 122,000 exercisable options owned by Mr. Anderson. In addition to the exercisable stock options and warrants shown above, Donald Anderson also holds the following options: 15,000 options exercisable in fiscal year 2008, 25,000 options exercisable in fiscal year 2009, 25,000 options exercisable in fiscal year 2010, and 25,000 options exercisable in fiscal year 2011. The 1,196,349 shares of Series A Convertible Preferred Stock beneficially owned by Mr. Anderson represent 33.71% of the total Series A Convertible Preferred shares outstanding. Mr. Anderson's address is 11804 North Sundown Drive, Scottsdale, Arizona 85260.
(3) In addition to the shares shown above, Robert R. Kauffman, Alanco Chairman and Chief Executive Officer, also beneficially owns 455,000 shares of TSIN stock, representing an ownership position of less than 2% of the outstanding TSIN shares. If TSIN distributes the shares of Alanco common stock owned by TSIN to TSIN shareholders on a proportionate basis, Mr. Kauffman may acquire additional shares of Alanco common stock, thereby slightly increasing his percentage of Alanco common shares owned; but due to matters as discussed in Footnote 1 above, we are unable to accurately calculate the changes to Mr. Kauffman's ownership. Included in the 1,409,000 exercisable stock options and warrants shown above are 72,000 warrants which require shareholder approval prior to being exercisable - see Proposal No. 4 below. In addition to the exercisable stock options and warrants shown above, Robert Kauffman also holds the following options:
     9,000 options exercisable in fiscal year 2008, 15,000 options exercisable in fiscal year 2009, 15,000 options exercisable in fiscal year 2010, and 15,000 options exercisable in fiscal year 2011. The 768,924 shares of Series A Convertible Preferred Stock beneficially owned by Mr. Kauffman represent 21.67% of the total Series A Convertible Preferred shares outstanding. The address for Mr. Kauffman is: c/o Alanco Technologies, Inc., 15575 North 83rd Way, Suite 3, Scottsdale, Arizona 85260.

(4) Timothy P. Slifkin is a Director of the Company as of June 30, 2006, and President and Chief Executive Officer of the Company's subsidiary, StarTrak Systems, LLC ("StarTrak"). The Company acquired StarTrak, a provider of GPS tracking and wireless asset management services to the transportation industry, effective June 30, 2006. In addition to the exercisable stock options and warrants shown above, Tim Slifkin also holds the following options: 60,000 options exercisable in fiscal year 2007, 60,000 options exercisable in fiscal year 2008, 60,000 options exercisable in fiscal year 2009, and 60,000 options exercisable in fiscal year 2010. The address for Mr. Slifkin is: c/o StarTrak Systems, LLC, 106 American Road, Morris Plains, NJ 07950.
(5) Preferred Shares are Series A Convertible Preferred Stock, each share of which is convertible into 1.2 shares of Class A Common Stock. As of October 30, 2006, there are 3,549,061 shares of Series A Convertible Preferred Stock outstanding. The 5% owners do not own any shares of the Series B Convertible Preferred Stock.
(6) The percentages for Class A Common Stock shown are calculated based upon 15,474,995 shares of Class A Common Stock outstanding on October 30, 2006. The percentages for Total Common Stock Equivalent are calculated based upon 20,133,705 shares outstanding on October 30, 2006.
(7) In calculating the percentage of ownership, option and warrant shares are deemed to be outstanding for the purpose of computing the percentage of shares of common stock equivalent owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of shares of common stock equivalent owned by any other stockholders.

Current Directors and Executive Officers

The following table sets forth the number of exercisable stock options and warrants and the number of shares of the Company's Common Stock and Preferred Stock beneficially owned as of October 30, 2006, by individual directors and executive officers and by all directors and executive officers of the Company as a group.

The number of shares beneficially owned by each director or executive officer is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of the beneficial ownership for any other purpose. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table.


                                       Securities of the Registrant Beneficially Owned (1)

                                                                                                                         Total
                             Class A    Shares    Series A   Shares     Total     Shares                    Total       Stock,
                             Common     Owned    Preferred    Owned     Common     Owned   Exercisable      Stock       Options
                              Stock    Percent     Stock     Percent    Stock     Percent     Stock        Owned +    & Warrants
         Name of             Shares    of Class    Shares    of Class Equivalent  of Class   Options &     Options &   Percent of
   Beneficial Owner (2)       Owned      (10)      Owned      (10)      Owned      (10)      Warrants      Warrants    Class (11)
-----------------------      -------   --------   --------   -------   ---------  --------  ---------     ---------   -----------

Robert R. Kauffman (3)         232,800    1.50%    768,924   21.67%  1,155,509     5.74%     1,409,000     2,564,509      11.90%
   Director/COB/CEO
John A. Carlson (4)            100,257    0.65%    137,741    3.88%    265,547     1.32%       586,000       851,547       4.11%
   Director/EVP/CFO
Harold S. Carpenter (5)        122,216    0.79%    306,754    8.64%    490,321     2.44%       276,000       766,321       3.75%
   Director
James T. Hecker (6)             28,156    0.18%     28,804    0.81%     62,721     0.31%       160,000       222,721       1.10%
   Director
Timothy P. Slifkin (7)         865,882    5.60%          0    0.00%    865,882     4.30%       160,000     1,025,882       5.06%
   Director/CEO-StarTrak
Thomas C. LaVoy                 22,106    0.14%     49,697    1.40%     81,743     0.41%       152,000       233,743       1.15%
   Director
Donald E. Anderson (8)       1,328,504    8.58   1,196,349   33.71%  2,764,124    13.73%     1,012,000     3,776,124      17.86%
   Director
Greg M. Oester                  23,155    0.15%     13,969    0.39%     39,918     0.20%       488,000       527,918       2.56%
   President - ATSI
Thomas A. Robinson (9)         577,255    3.73%          0    0.00%    577,255     2.87%       160,000       737,255       3.63%
   EVP - StarTrak
                             ---------           ---------           ---------               ---------    ----------
Officers and Directors       3,300,331   21.33%  2,502,238   70.50%  6,303,020    31.31%     4,403,000    10,706,020      43.63%
                             =========           =========           =========               =========    ==========
as a Group (9 individuals)

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally indicates voting or investment power with respect to securities. In accordance with SEC rules, shares that may be acquired upon conversion or exercise of stock options, warrants or convertible securities which are currently exercisable or which become exercisable within 60 days are deemed beneficially owned. Except as indicated by footnote, and subject to community property laws where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned.
(2) COB is Chairman of the Board; CEO is Chief Executive Officer; EVP is Executive Vice President; CFO is Chief Financial Officer, ATSI is the Company's wholly-owned subsidiary, Alanco/TSI PRISM, Inc.
(3) In addition to the shares shown above, Robert R. Kauffman, Alanco Chairman and Chief Executive Officer, also beneficially owns 455,000 shares of TSIN stock, representing an ownership position of less than 2% of the outstanding TSIN shares. If TSIN distributes the shares of Alanco common stock owned by TSIN to TSIN shareholders on a proportionate basis, Mr. Kauffman may acquire additional shares of Alanco common stock, thereby slightly increasing his percentage of Alanco common shares owned; but due to matters as discussed in Footnote 1 to the Five Percent Owners table above, we are unable to accurately calculate the changes to Mr. Kauffman's ownership. Included in the 1,409,000 exercisable stock options and warrants shown above are 72,000 warrants which require shareholder approval prior to being exercisable - see Proposal No. 4 below. In addition to the exercisable stock options and warrants shown above, Robert Kauffman also holds the following options: 9,000 options exercisable in fiscal year 2008, 15,000 options exercisable in fiscal year 2009, 15,000 options exercisable in fiscal year 2010, and 15,000 options exercisable in fiscal year 2011. The 768,924 shares of Series A Convertible Preferred Stock beneficially owned by Mr. Kauffman represent 21.67% of the total Series A Convertible Preferred shares outstanding.
(4) In addition to the exercisable stock options and warrants shown above, John A. Carlson, Alanco Executive Vice President and Chief Financial Officer, also holds the following options: 3,000 options exercisable in fiscal year 2008, 5,000 options exercisable in fiscal year 2009, 5,000 options exercisable in fiscal year 2010, and 5,000 options exercisable in fiscal year 2011.
(5) Excludes 176,000 shares of Class A Common Stock, 338,404 shares of Series A Convertible Preferred Stock and 92,000 warrants to purchase Class A Common Stock owned by Heartland Systems Co., a company for which Mr. Carpenter serves as an officer. Mr. Carpenter disclaims beneficial ownership of such shares. In addition to the exercisable stock options and warrants shown above, Harold Carpenter also holds the following options: 6,000 options exercisable in fiscal year 2008, 10,000 options exercisable in fiscal year 2009, 10,000 options exercisable in fiscal year 2010, and 10,000 options exercisable in fiscal year 2011.
(6) Excludes 204,000 shares of Class A Common Stock, 434,345 shares of Series A Convertible Preferred Stock and 174,000 warrants to purchase Class A Common Stock owned by Rhino Fund LLLP. The fund is controlled by Rhino Capital Incorporated, for which Mr. Hecker serves as Treasurer and General Counsel. Mr. Hecker disclaims beneficial ownership of such shares.
(7) Timothy P. Slifkin is a Director of the Company as of June 30, 2006, and President and Chief Executive Officer of the Company's subsidiary, StarTrak Systems, LLC ("StarTrak"). The Company acquired StarTrak, a provider of GPS tracking and wireless asset management services to the transportation industry, effective June 30, 2006. In addition to the exercisable stock options and warrants shown above, Tim Slifkin also holds the following options: 60,000 options exercisable in fiscal year 2007, 60,000 options exercisable in fiscal year 2008, 60,000 options exercisable in fiscal year 2009, and 60,000 options exercisable in fiscal year 2010.
(8) Donald E. Anderson is a member of the Board of Directors of Alanco Technologies, Inc. The number of shares, options and warrants owned includes The Anderson Family Trust, owner of 1,027,264 shares of Alanco Class A Common Stock, 690,157 shares of Alanco Series A Convertible Preferred Stock and 690,000 exercisable warrants (includes 400,000 warrants which require shareholder approval prior to being exercisable - see Proposal No. 4 below); Programmed Land, Inc., owner of 293,240 shares of Alanco Class A Common Stock, 506,192 shares of Alanco Series A Convertible Preferred Stock and 200,000 exercisable warrants, both of which Mr. Anderson claims beneficial ownership; and 8,000 shares of Alanco Class A Common Stock and 122,000 exercisable options owned by Mr. Anderson. In addition to the exercisable stock options and warrants shown above, Donald Anderson also holds the following options: 15,000 options exercisable in fiscal year 2008, 25,000 options exercisable in fiscal year 2009, 25,000 options exercisable in fiscal year 2010, and 25,000 options exercisable in fiscal year 2011. The 1,196,349 shares of Series A Convertible Preferred Stock beneficially owned by Mr. Anderson represent 33.71% of the total Series A Convertible Preferred shares outstanding.
(9) Thomas A. Robinson is an Executive Vice President of the Company's subsidiary, StarTrak Systems, LLC ("StarTrak"). The Company acquired StarTrak, a provider of GPS tracking and wireless asset management services to the transportation industry, effective June 30, 2006. In addition to the exercisable stock options and warrants shown above, Tom Robinson also holds the following options: 60,000 options exercisable in fiscal year 2007, 60,000 options exercisable in fiscal year 2008, 60,000 options exercisable in fiscal year 2009, and 60,000 options exercisable in fiscal year 2010.
(10) The percentages for Class A Common Stock shown are calculated based upon 15,474,995 shares of Class A Common Stock outstanding on October 30, 2006. The percentages for Series A Convertible Preferred Stock are calculated based upon 3,549,061 shares of Series A Convertible Preferred Stock outstanding on October 30, 2006, each share of which is convertible into 1.2 shares of Class A Common Stock. The percentages for Common Stock Equivalent shares are calculated based upon 20,133,705 Common Stock Equivalent shares outstanding as of October 30, 2006.
(11) The number and percentages shown include the shares of common stock equivalent actually owned as of October 30, 2006 and the shares of common stock that the identified person or group had a right to acquire within 60 days after October 30, 2006. The percentages shown are calculated based upon 20,133,705 Common Stock Equivalent shares outstanding as of October 30, 2006. In calculating the percentage of ownership, option and warrant shares are deemed to be outstanding for the purpose of computing the percentage of shares of common stock equivalent owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of shares of common stock equivalent owned by any other stockholders.

Meetings and Committees of the Board of Directors

The Board of Directors has a Compensation/Administration Committee, which was formed in 1995 and is comprised of Messrs. Harold S. Carpenter and James T. Hecker, who are independent directors of the Company. The Compensation/Administration Committee recommends to the Board the compensation of executive officers and serves as the Administrative Committee for the Company's Stock Option Plans. The Compensation/Administration Committee met three times during the fiscal year ended June 30, 2006.

The Board of Directors also has an Audit/Corporate Governance Committee. The Audit Committee was originally formed in 1995. In September 2004, the Board of Directors approved a name change for the committee to Audit/Corporate Governance Committee to more accurately reflect the additional duties and responsibilities of the committee as required by the Sarbanes-Oxley Act of 2002. The Audit/Corporate Governance Committee, comprised of Messrs. Harold S. Carpenter, James T. Hecker, and Thomas C. LaVoy, all of whom are independent non-employee directors of the Company who have significant business experience and are deemed to be financially knowledgeable, serves as a liaison between the Board and the Company's auditor. The Audit/Corporate Governance Committee provides general oversight of the Company's financial reporting and disclosure practices, system of internal controls, and the Company's processes for monitoring compliance with Company policies. The Audit/Corporate Governance Committee reviews with the Company's independent auditors the scope of the audit for the year, the results of the audit when completed, and the independent auditor's fee for services performed. The Audit/Corporate Governance Committee also recommends independent auditors to the Board of Directors and reviews with management various matters related to its internal accounting controls. The Audit/Corporate Governance Committee is comprised of independent members as defined under the National Association of Securities Dealers listing standards. The Audit/Corporate Governance Committee met three times during the fiscal year ended June 30, 2006. All meetings held by the Board of Directors' committees were attended by each of the directors serving on such committees with the following exceptions: Mr. Hecker and Mr. LaVoy were each absent from one meeting for each committee on which they serve.

The final Board committee is the Nominating/Independent Directors Committee, which is comprised of Messrs. Harold S. Carpenter, James T. Hecker, Thomas C. LaVoy, and Donald E. Anderson, all members of the Company's Board of Directors who have been determined by the Board to meet the qualification as "independent" director as set forth in Rule 10A-3 of the Exchange Act. Per Board resolution, the Nominating/Independent Directors Committee approves all management nominations for members of the Company's Board of Directors. In addition, the Nominating/Independent Directors Committee meets in regularly scheduled executive sessions at which only the independent directors are present.

The Company's Board of Directors held three meetings during the fiscal year ended June 30, 2006, at which time all Directors were present, with the exception of Mr. Hecker and Mr. LaVoy, each being absent from one Board of Directors meeting. Mr. Slifkin was appointed to the Board on June 30, 2006. All current members of the Board of Directors' committees are expected to be nominated for reelection at a meeting of the Board of Directors following the annual meeting.

Compliance with Section 16(a) of Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Officers and Directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, Directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Form 5's were required, the Company believes that as of the date of filing of this Proxy Statement, all Section 16(a) filing requirements applicable to its officers, Directors and greater than 10% beneficial owners were satisfied, with the exception of Technology Systems International, Inc., a Nevada corporation (TSIN), who, to the best of our knowledge, continues to own approximately 1.8 million shares of the Company's Class A Common Stock. TSIN is currently in Chapter 7 Bankruptcy proceedings and has not, to our knowledge, filed any current Section 16 (d) forms. Also, some reportable events were not timely reported. The names of the involved persons, the event dates, and the filing dates are as follows:

Name of Reporting Person       Reportable Event           Event Date  Date Reported

Donald E. Anderson         Class A Common Stock Options    6/30/2006    7/11/2006
John A. Carlson            Class A Common Stock Options    6/30/2006    7/11/2006
Harold S. Carpenter        Class A Common Stock Options    6/30/2006    7/11/2006
James T. Hecker            Class A Common Stock Options    6/30/2006    7/11/2006
Robert R. Kauffman         Class A Common Stock Options    6/30/2006    7/11/2006
Thomas C. LaVoy            Class A Common Stock Options    6/30/2006    7/11/2006
Timothy P. Slifkin         Class A Common Stock Options    6/30/2006    7/11/2006
                           Class A Common Stock            6/30/2006    7/11/2006
Thomas A. Robinson         Class A Common Stock Options    6/30/2006    7/11/2006
                           Class A Common Stock            6/30/2006    7/11/2006
Steven P. Oman             Class A Common Stock Options    6/30/2006    7/11/2006



                             EXECUTIVE COMPENSATION


Summary Compensation Table

The following table sets forth the compensation paid or accrued by the Company for the services rendered during the fiscal years ended June 30, 2006, 2005 and 2004 to the Company's Chief Executive Officer, Chief Financial Officer, and President of the Company's subsidiary, Alanco/TSI PRISM, Inc., an Arizona corporation (ATSI), acquired effective June 1, 2002, whose salaries and bonus exceeded $100,000 during the last fiscal year (collectively, the "Named Executive Officers"). No stock appreciation rights ("SARs") have been granted by the Company to any of the Named Executive Officers during the last three fiscal years.

                                      Annual   Compensation         Long Term Compensation
                                  --------------------------------- ----------------------

             Name and                                   Other        Securities (# shares)
             Principal              Annual              Annual        Underlying Options
             Position              Salary    Bonus  Compensation (1)   Granted during FY
Robert R. Kauffman, C.E.O.
              FY 2006             $225,000   None    $17,400              376,000
              FY 2005              183,750   None     17,400               40,000
              FY 2004              180,000   None     17,400              260,000
John A. Carlson, C.F.O.
              FY 2006              200,000   None     10,400              228,000
              FY 2005              163,333   None     10,033               30,000
              FY 2004              160,000   None      9,467              140,000
Greg M. Oester, President, ATSI
              FY 2006              154,500   None       None               48,000
              FY 2005              154,500   None       None               14,000
              FY 2004              146,625   None       None              100,000

(1) Represents supplemental executive benefit reimbursement for the year and Company matching for Alanco's 401(K) Profit Sharing Plan.

Option Grants in Last Fiscal Year

The following table sets forth each grant of stock options made during the fiscal year ended June 30, 2006, to each of the Named Executive Officers and/or Directors and to all other employees as a group. No stock appreciation rights ("SARs") have been granted by the Company.

                                INDIVIDUAL GRANTS

                      Number of
                     Securities
                     Underlying % of Total  Exercise
                      Options    Options     Price       Grant      Expiration
      Name            Granted    Granted    ($/Sh)       Date         Date
      ----           ---------   --------   --------     -----       ----------
Robert Kauffman       160,000     5.25%     $2.02     9/13/2005    9/13/2015
Robert Kauffman        16,000     0.52%     $1.15     11/16/2005   11/16/2015
Robert Kauffman       200,000     6.56%     $1.82     6/30/2006    6/30/2011
John Carlson           80,000     2.62%     $2.02     9/13/2005    9/13/2015
John Carlson           48,000     1.57%     $1.15     11/16/2005   11/16/2015
John Carlson          100,000     3.28%     $1.82     6/30/2006    6/30/2011
Harold Carpenter       32,000     1.05%     $2.02     9/13/2005    9/13/2015
Harold Carpenter       40,000     1.31%     $1.82     6/30/2006    6/30/2011
James Hecker           32,000     1.05%     $2.02     9/13/2005    9/13/2015
James Hecker           40,000     1.31%     $1.82     6/30/2006    6/30/2011
Timothy Slifkin       400,000    13.12%     $1.82     6/30/2006    6/30/2011
Thomas LaVoy           32,000     1.05%     $2.02     9/13/2005    9/13/2015
Thomas LaVoy           16,000     0.52%     $1.15     11/16/2005   11/16/2015
Thomas LaVoy           40,000     1.31%     $1.82     6/30/2006    6/30/2011
Donald Anderson        32,000     1.05%     $2.02     9/13/2005    9/13/2015
Donald Anderson        40,000     1.31%     $1.82     6/30/2006    6/30/2011
Greg Oester            40,000     1.31%     $2.02     2/16/2005    2/16/2015
Greg Oester             8,000     0.26%     $1.15     11/16/2005   11/16/2015
Thomas Robinson       400,000    13.12%     $1.82     6/30/2006    6/30/2011
Other Employees     1,292,000    42.39% $1.25 - $2.50  Various        (1)
                   -------------------
Total               3,048,000   100.00%
                   ===================

(1) The expiration dates for these options range from 9/27/2007 to 5/25/2016.

All options are granted at a price not less than "grant-date market." During the fiscal year 349,600 previously granted stock options expired or were cancelled.

Aggregated Options and Warrants - Exercised in Last Fiscal Year and Values at Fiscal Year End

The following table sets forth the number of exercised and unexercised options and warrants held by each of the Named Executive Officers and/or Directors at June 30, 2006, and the value of the unexercised, in-the-money options at June 30, 2006.

                          Shares
                       Acquired On                  Unexercised          Value of
                        Exercise                Options & Warrants     Unexercised
                          During      Value          at Fiscal         In-The-Money
                       2006 Fiscal  Realized         Year End       Options &Warrants
          Name             Year      ($) (1)       (Shares) (2)       at FYE ($) (3)
          ----             ----      -------       ------------       --------------

Robert Kauffman           48,000    $   4,600        1,331,000          $417,800
John Carlson              34,000        5,800          584,000           112,650
Harold Carpenter          40,000        4,000          200,000            37,400
James Hecker                   0            0          160,000            14,400
Thomas LaVoy               8,000        1,800          152,000            10,800
Donald Anderson          160,000       16,000          930,000           164,100
Timothy Slifkin                0            0          160,000                 0
Thomas Robinson                0            0          160,000                 0
Greg Oester                4,000          900          488,000            37,800

(1) Calculated as the difference between closing price on the date exercised and the exercise price, multiplied by the number of options exercised.
(2) Represents the number of securities underlying unexercised options and warrants that were exercisable at 2006 Fiscal Year End. The numbers shown above for Donald Anderson include a warrant owned by The Anderson Family Trust, of which Mr. Anderson claims beneficial ownership, for 328,000 shares which requires shareholder approval prior to being exercisable. See Proposal No. 4 below.
(3) Calculated as the difference between the closing price of the Company's Common Stock on June 30, 2006, and the exercise price for those options exercisable on June 30, 2006, with an exercise price less than the closing price, multiplied by the number of applicable options.

Option Grants Subsequent to Fiscal Year End

                          Number of
                          Underlying
                          Securities
                            Options        Date of      Date      Expiration   Option
       Name                 Granted         Grant    Exercisable     Date      Price

Robert R. Kauffman           60,000  (1)   8/15/06       (3)        8/15/11    $1.37
John A. Carlson              20,000  (2)   8/15/06       (3)        8/15/11    $1.37
Harold S. Carpenter          40,000  (2)   8/15/06       (3)        8/15/11    $1.37
Donald E. Anderson          100,000  (1)   8/15/06       (3)        8/15/11    $1.37

(1) Issued pursuant to the 2005 Stock Option Plan.
(2) Issued pursuant to the 2005 Directors & Officers Stock Option Plan.
(3) 10% vest on 8/15/2006, 15% vest on 8/15/2007, 25% vest on 8/15/2008,
    25% vest on 8/15/2009 and 25% vest on 8/15/2010.


Employment Agreements and Executive Compensation

The Executive Officers of the Company are at-will employees without employment agreements with the exception of Timothy Slifkin and Thomas Robinson, executive officers of the Company's subsidiary, StarTrak Systems, LLC, acquired by Alanco effective June 30, 2006. Both Messrs. Slifkin and Robinson have employment contracts with StarTrak Systems, LLC, which pre-date the Company's acquisition of StarTrak. The contracts terminate on June 30, 2009, and specify that Mr. Slifkin is to be employed as the Executive Director of Technology and Mr. Robinson is to be employed as an Executive Vice President. However, Mr. Slifkin currently is the Chief Executive Officer of StarTrak. The contracts specify a salary of $160,000 per year with a performance bonus of up to 20% of said base salary for both Mr. Slifkin and Mr. Robinson. The contracts require certain severance payments in the event of termination by the Company without cause, or if either officer resigns with good reason, as defined in the contracts.

Compensation of Directors

During Fiscal Year 2006, non-employee Directors were compensated for their services in cash ($750 per meeting per day up to a maximum of $1,500 per meeting) and through the grant of options to acquire shares of Class A Common Stock as provided by the 2004 Directors and Officers Stock Option Plan. All Directors are entitled to receive reimbursement for all out-of-pocket expenses incurred for attendance at Board of Directors meetings.

The 1996 Directors and Officers Stock Option Plan was approved by the Board of Directors on September 9, 1996. Shareholders approved the 1998, 1999, 2000, 2002, 2004, and 2005 Directors and Officers Stock Option Plans ("D&O Plans") on November 6, 1998, November 5, 1999, November 10, 2000, November 22, 2002, November 19, 2004, and January 20, 2006,respectively. The purpose of the 1996, 1998, 1999, 2000, 2002, 2004, and 2005 D&O Plans is to advance the business and development of the Company and its shareholders by affording to the Directors and Officers of the Company the opportunity to acquire a propriety interest in the Company by the grant of Options to acquire shares of the Company's common stock. All Directors and Executive Officers of the Company are eligible to participate in the 1996, 1998, 1999, 2000, 2002, 2004, and 2005 Plans. Newly
appointed Directors receive options to purchase shares of common stock at fair market value. Upon each subsequent anniversary of the election to the Board of Directors, each non-employee Director may receive an additional option to purchase shares of common stock at fair market value.

Transactions with Management

Mr. Steve Oman, a former member of the Board of Directors, received compensation in the amount of approximately $70,200 for legal services to the Company for the fiscal year ended June 30, 2006. Mr. Oman resigned from his position on Alanco's Board of Directors on June 30, 2006, to allow for a continuing majority of independent directors on the Company's Board. Mr. Oman's resignation was not due to any disagreement with the registrant but was solely for the purpose of compliance with the Sarbanes-Oxley requirement that the Company's Board of Directors be comprised of a majority of independent members. Mr. Oman will continue as Alanco's Corporate Counsel.

Mr. Donald Anderson, a member of the Board of Directors and trustee and beneficial owner of the Anderson Family Trust, was paid interest in fiscal year 2006 under the Line of Credit Agreement in the amount of approximately $89,500.

              AUDIT/CORPORATE GOVERNANCE COMMITTEE REPORT (1)

The Audit/Corporate Governance Committee of the Board of Directors is currently comprised of three independent directors, and operates under a written charter adopted by the Board. The members of the Audit/Corporate Governance Committee are Harold S. Carpenter, a CEO with over 30 years senior management experience, James T. Hecker, an attorney and CPA, and Thomas C. LaVoy, a CPA. All three individuals are experienced in reading and understanding financial statements, and, in fact, are deemed to be financial experts as defined by audit committee requirements.

The Audit/Corporate Governance Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor engaged for the purpose of preparing an audit report or performing other audit, review or attest services for the Company. The auditor reports directly to the Audit/Corporate Governance Committee. The Audit/Corporate Governance Committee has established "whistleblower" procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Authority to engage independent counsel and other advisors has been given to the Audit/Corporate Governance Committee as it determines is necessary to carry out its duties. The Company provides appropriate funding for the Audit/Corporate Governance Committee to compensate the outside auditors and any lawyers and advisors it employs and to fund ordinary administrative expenses of the Audit/Corporate Governance Committee that are necessary in carrying out its duties.

The Audit/Corporate Governance Committee provides general oversight of the Company's financial reporting and disclosure practices, system of internal controls, and the Company's processes for monitoring compliance by the Company with Company policies. The Audit/Corporate Governance Committee reviews with the Company's independent auditors the scope of the audit for the year, the results of the audit when completed, and the independent auditor's fee for services performed. The Audit/Corporate Governance Committee also recommends independent auditors to the Board of Directors and reviews with management various matters related to its internal accounting controls. During the last fiscal year, there were three meetings of the Audit/Corporate Governance Committee.

Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The
Audit/Corporate Governance Committee is responsible for overseeing and monitoring the quality of the Company's accounting and auditing practices.

The members of the Audit/Corporate Governance Committee are not professionally engaged in the practice of auditing or accounting and may not be experts in the fields of accounting or auditing, or in determining auditor independence. Members of the Audit/Corporate Governance Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit/Corporate Governance Committee's oversight does not provide an independent basis to determine that management has maintained procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit/Corporate Governance Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with auditing standards generally accepted in the United States, that the financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that the Company's auditors are in fact "independent."

Review of Audited Financial Statements

In this context, the Audit/Corporate Governance Committee reviewed and discussed the Company's audited financial statements with management and with the Company's independent auditors. Management represented to the Audit/Corporate Governance Committee that the Company's consolidated financial statements were prepared in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Discussions about the Company's audited financial statements included the auditor's judgments about the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in its financial statements. The Audit/Corporate Governance Committee also discussed with the auditors other matters required by Statement on Auditing Standards, ("SAS") No. 61 "Communication with Audit Committees," as amended by SAS No. 90, "Audit Committee Communications."

The Company's auditors provided to the Committee written disclosures required by the Independence Standards Board Standard No. 1 "Independence Discussion with Audit Committee." The Audit/Corporate Governance Committee discussed with the auditors their independence from the Company, and considered the compatibility of non-audit services with the auditor's independence.

Audit Fees

The aggregate fees billed by Semple & Cooper, LLP, the Company's independent auditor, for professional services rendered for the audit of the Company's annual financial statements for the fiscal years ended June 30, 2006 and 2005, the review of the financial statements included in the Company's Forms 10-QSB for such fiscal years, and other services performed for the Company by Semple & Cooper, LLP, were approximately $158,000 and $123,000, respectively.

Financial Information Systems Design and Implementation

There were no fees billed for the professional services described in Paragraph
(c)(4)(ii) of Rule 2-01 of Regulation S-X rendered by Semple & Cooper, LLP for the fiscal year ended June 30, 2006.

All Other Fees

Semple & Cooper, LLP billed the Company during fiscal year 2006 and 2005 a total of approximately $11,000 and $10,000, respectively, for tax preparation and tax consulting services. The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.

Audit Committee Pre-Approval Policies and Procedures

The fiscal year 2006 and 2005 audit services provided by Semple & Cooper, LLP were approved by our Audit/Corporate Governance Committee. The Audit/Corporate Governance Committee implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit/Corporate Governance Committee pre-approves both the type of services to be provided by our independent accountants and the estimated fees related to these services. During the approval process, the Audit/Corporate Governance Committee considers the impact of the types of services and related fees on the independence of the auditor. These services and fees must be deemed compatible with the maintenance of the auditor's independence, in compliance with the SEC rules and regulations. Throughout the year, the Audit/Corporate Governance Committee and, if necessary, the Board of Directors, reviews revisions to the estimates of audit and non-audit fees initially approved.

Recommendation

Based on the Audit/Corporate Governance Committee's discussion with management and the auditors, and the Audit/Corporate Governance Committee's review of the representations of management and the report of the auditors to the Audit/Corporate Governance Committee, the Audit/Corporate Governance Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended June 30, 2006, filed with the Securities and Exchange Commission.

                                 AUDIT/CORPORATE GOVERNANCE COMMITTEE
                                 James T. Hecker
                                 Harold S. Carpenter
                                 Thomas C. LaVoy
-------------------------------
(1) The material in this report is not "soliciting material," is not deemed filed with the commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Proposal No. 1    ELECTION OF DIRECTORS

The Articles of Incorporation presently provide for a Board of Directors of not more than nine members. The number of Directors of the Company has been fixed at seven by the Company's Board of Directors. The Company's Board of Directors recommends the election of the seven nominees listed below to hold office until the next Annual Meeting of Shareholders or until their successors are elected and qualified or until their earlier death, resignation or removal. The persons named as "proxies" in the enclosed form of Proxy, who have been designated by Management, intend to vote for the seven nominees for election as Directors unless otherwise instructed in such proxy. If at the time of the Meeting, any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to cumulatively vote for the remaining nominees, or for a substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

Nominees

All nominees for Director have been approved by the Company's
Nominating/Independent Directors Committee. The following table sets forth the name and age of each nominee for Director, indicating all positions and offices with the Company presently held by him, and the period during which he has served as such:

                                                                    Year
      Name               Age              Position             First Director

Harold S. Carpenter      72               Director                  1995
James T. Hecker          49               Director                  1997
Robert R. Kauffman       66        Director/C.O.B./C.E.O.           1998
Thomas C. LaVoy          47               Director                  1998
John A. Carlson          59        Director/E.V.P./C.F.O.           1999
Donald E. Anderson       73               Director                  2002
Timothy P. Slifkin       51      Director/C.E.O. - StarTrak         2006

Business Experience of Nominees

Robert R. Kauffman:   Mr. Kauffman was appointed as Chief Executive Officer and
Chairman of the Board effective July 1, 1998. Mr. Kauffman was formerly President and Chief Executive Officer of NASDAQ-listed Photocomm, Inc., from 1988 until 1997 (since renamed Kyocera Solar, Inc.). Photocomm was the nation's largest publicly owned manufacturer and marketer of wireless solar electric power systems with annual revenues in excess of $35 million. Prior to Photocomm, Mr. Kauffman was a senior executive of the Atlantic Richfield Company (ARCO) whose varied responsibilities included Senior Vice President of ARCO Solar, Inc., President of ARCO Plastics Company and Vice President of ARCO Chemical Company. Mr. Kauffman earned an M.B.A. in Finance at the Wharton School of the University of Pennsylvania, and holds a B.S. in Chemical Engineering from Lafayette College, Easton, Pennsylvania.

Harold S. Carpenter:   Mr. Carpenter is the former the President of Superiorgas
Co., Des Moines, Iowa, which is engaged in the business of trading and brokering bulk refined petroleum products with gross sales of approximately $500 million per year. He is also the General Partner of Superiorgas L.P., an investment company affiliated with Superiorgas Co. Mr. Carpenter founded these companies in 1984 and 1980, respectively. Mr. Carpenter is also the President of Carpenter Investment Company, Des Moines, Iowa, which is a real estate investment company holding properties primarily in central Iowa. From 1970 until 1994, Mr. Carpenter was the Chairman of the George A. Rolfes Company of Boone, Iowa, which manufactured air pollution control equipment. Mr. Carpenter graduated from the University of Iowa in 1958 with a Bachelor of Science and Commerce degree.

James T. Hecker:   Mr. Hecker is both an Attorney and a Certified Public
Accountant. Since 1987, Mr. Hecker has been Vice President, Treasurer and General Counsel of Rhino Capital Incorporated, Evergreen, Colorado, a private capital management company which manages a $60 million portfolio. He also served, since 1992, as a trustee of an $11 million charitable trust. From 1984 to 1987, Mr. Hecker was the Controller of Northern Pump Company, Minneapolis, Minnesota, a multi-state operating oil and gas company with more than 300 properties, with responsibility of all accounting and reporting functions. Prior to that, from 1981 to 1984, Mr. Hecker was Audit Supervisor of Total Petroleum, Inc., Denver, Colorado, responsible for all phases of internal audit and development of audit and systems controls. Mr. Hecker received a J.D. degree from the University of Denver in 1992, and a B.B.A. degree in Accounting and International Finance from the University of Wisconsin in 1979. He is a member in good standing of the Colorado and the American Bar Associations, the Colorado Society of CPAs, and the American Institute of CPAs.

Thomas C. LaVoy:   Thomas C. LaVoy has served as Chief Financial Officer of
SuperShuttle International, Inc., since July 1997 and as Secretary since March 1998. From September 1987 to February 1997, Mr. LaVoy served as Chief Financial Officer of NASDAQ-listed Photocomm, Inc. Mr. LaVoy was a Certified Public Accountant with the firm of KPMG Peat Marwick from 1980 to 1983. Mr. LaVoy has a Bachelor of Science degree in Accounting from St. Cloud University, St. Cloud, Minnesota, and is a Certified Public Accountant.

John A. Carlson:   Mr. Carlson, Executive Vice President and Chief Financial
Officer of Alanco Technologies, Inc., joined the Company in September 1998. Mr. Carlson started his career with Price Waterhouse & Co. in Chicago, Illinois. He has over twenty-five years of public and private financial and operational management experience, including over twelve years as Chief Financial Officer of a Fortune 1000 printing and publishing company. He earned his Bachelor of Science degree in Business Administration at the University of South Dakota, and is a Certified Public Accountant.

Donald E. Anderson:   Donald E. Anderson is President and owner of Programmed
Land, Inc., a Minnesota and Scottsdale, Arizona, based company. Programmed Land is a diversified holding company engaged in real estate, including ownership, development, marketing and management of properties. He is also majority owner of a company involved in the automotive industry. From 1988 until 1997, Mr. Anderson was Chairman of the Board of NASDAQ-listed Photocomm, Inc., a company involved in the solar electric business. Since 1983, Mr. Anderson has also been President of Pine Summit Bible Camp, a non-profit organization that operates a year-round youth camp in Prescott, Arizona. Mr. Anderson has a Bachelor of Arts degree in Accounting.

Timothy P. Slifkin: Timothy P. Slifkin, President and Chief Executive Officer of the Company's subsidiary, StarTrak Systems, LLC, is directly responsible for development of StarTrak's wireless product line and for leading the North American transportation industry's acceptance of the technology for damage prevention, refrigeration transport, and asset management applications. Mr. Slifkin has been developing remote monitoring systems since founding Elexor Associates in 1986, and in developing and deploying wireless systems (satellite and terrestrial) since 1992. He has several patents issued or pending on related technology. Prior to founding StarTrak, Mr. Slifkin was employed with Hewlett Packard, Johannson Microwave, American Microsystems, and Jet Propulsion Laboratories. He holds a Bachelors Degree in Engineering.

Proposal No. 2        APPROVAL OF THE ALANCO 2006 STOCK OPTION PLAN


The Company's Board of Directors approved submitting the Alanco Technologies, Inc. 2006 Stock Option Plan to the shareholders for approval. The Board of Directors recommends approval of the Plan. The purpose of the Plan is to advance the business and development of the Company and its shareholders by affording to Employees of the Company the opportunity to acquire an equity interest in the Company by the grant of Options to acquire shares of the Company's common stock. The Company has no current plans, proposals, or arrangements to issue options pursuant to the 2006 Stock Option Plan. The benefits or amount of options that will be received by or allocated to any particular employee of the Company under the Plan is not determinable.


The Options granted to Employees can be either "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or "Non-Statutory Options." The issuance of qualified Incentive Stock Options pursuant to this Plan is not expected to be a taxable event for qualified recipients until such time that the recipient elects to sell the shares received from the exercise whereupon the recipient is expected to recognize income to the extent the sale price of the shares exceeds the exercise price of the option on the date of sale. The issuance of Non-Statutory Stock Options pursuant to this Plan is not expected to result in a tax liability to the recipient since the options are granted at fair market value on date of grant. The recipient is expected to recognize income to the extent the market price of the shares exceeds the exercise price of the option on the date of exercise.

The Plan is administered by the Compensation/Administration Committee of the Board of Directors. The Plan may issue Options to acquire up to 3,000,000 shares to Employees. The Company will not receive any consideration for the grant of options under the Plan and the approximate market value of the shares to be reserved for the Plan is $3,840,000 based upon the average ten trading day closing price for the Company's common stock for the period ending October 30, 2006. The maximum number of shares subject to Incentive Stock Options granted to any one Employee which are first exercisable during any single calendar year shall not exceed a fair market value of $100,000. The exercise price for Options shall be set by the Compensation/Administration Committee but shall not be for less than the fair market value of the shares on the date the Option is granted. Fair market value shall mean the closing price at which the Stock is listed in the NASDAQ quotation system ending on the day an Option is granted.

The period in which Options can be exercised shall be set by the Compensation/Administration Committee not to exceed ten years from the date of Grant. Incentive Stock Options are exercisable once vested. The vesting schedule shall be as follows: ten percent (10%) of the shares issuable under the Options shall vest on the Date of Grant, fifteen percent (15%) of the shares issuable under the Options shall vest one year from date of Grant provided that the Optionee has remained an Employee of the Company for not less than one year from date of Grant, twenty-five percent (25%) of the shares issuable under the Options shall vest two years from date of Grant provided that the Optionee has remained an Employee of the Company for not less than two years from the date of Grant, twenty-five percent (25%) of the shares issuable under the Options shall vest three years from date of Grant provided that the Optionee has remained an Employee of the Company for not less than three years from the date of Grant, and the remaining twenty-five percent (25%) of the shares issuable under the Options shall vest four years from date of Grant provided that the Optionee has remained an Employee of the Company for not less than four years from the date of Grant, or other alternative vesting as may be determined by the Compensation/Administration Committee. The Stock Options must be exercised within three months following Optionee's termination of relationship with the Company, or within one (1) year following death or permanent and total disablement of the Optionee. Otherwise, the Incentive Stock Options shall lapse. The vesting schedule and the exercise schedule following termination, death or total and permanent disablement of the Optionee of Non-Statutory Stock Options will be determined by the Committee at the time of grant. The Plan may be terminated, modified or amended by the Board of Directors upon the recommendation of the Compensation/Administration Committee. Provided, however, if the Plan has been submitted to and approved by the shareholders of the Company, no such action by the Board may be taken without approval of the majority of the shareholders of the Company which: (a) increases the total number of shares of Stock subject to the Plan; (b) changes the manner of determining the Option price; or (c) withdraws the administration of the Plan from the Committee.

All Employees of the Company and its subsidiaries are eligible to participate in the Plan. An Employee is defined in the Plan as a person, including officers and directors, employed by the Company who in the judgment of the Compensation/Administration Committee has the ability to positively affect the profitability and economic well-being of the Company. Part-time employees, independent contractors, consultants and advisors performing bona fide services to the Company shall be considered employees for purposes of participation in the Plan. The aggregate number of shares within the Plan and the rights under outstanding Options granted hereunder, both as to the number of shares and Option price, will be adjusted accordingly in the event of a split or a reverse split in the outstanding shares of the Common Stock of the Company.

Proposal No. 3        APPROVAL OF THE ALANCO 2006 DIRECTORS AND OFFICERS
                      STOCK OPTION PLAN


The Company's Board of Directors unanimously approved submitting the Alanco Technologies, Inc. 2006 Directors and Officers Stock Option Plan to the shareholders for approval. The Board of Directors recommends approval of the Plan. The purpose of the Plan is to advance the business and development of the Company and its shareholders by affording to the Directors and Executive Officers of the Company the opportunity to acquire an equity interest in the Company by the grant of Options to acquire shares of the Company's common stock. The Company has four (4) non-employee directors as well as employee directors and executive officers who are eligible to receive options under the Plan. The Option Plan provisions indicate that on an annual basis non-employee directors will be granted an option to purchase 20,000 shares of common stock, which number may be adjusted at the discretion of the Board of Directors. The following table provides information as to option grants to the non-employee directors. Grant amounts to the other eligible officers are not determinable at this time.


                                    NEW PLAN BENEFITS
                      2006 Directors and Officers Stock Option Plan

Name                      Position      Shares to be Granted   Dollar Value ($) (1)
------------------------------------------------------------------------------------
Donald E. Anderson        Director             20,000                $26,000
Thomas A. LaVoy           Director             20,000                $26,000
James T. Hecker           Director             20,000                $26,000
Harold S. Carpenter       Director             20,000                $26,000


(1) Dollar value is calculated based on $1.30 per share, the closing bid price of the Company's Class A Common Stock listed on the NASDAQ Capital Market on November 8, 2006.


The Options granted are not "Incentive Stock Options" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended. The issuance of such non-qualified options pursuant to this Plan is not expected to be a taxable event for recipient until such time that the recipient elects to exercise the option whereupon the recipient is expected to recognize income to the extent the market price of the shares exceeds the exercise price of the option on the date of exercise.

The Plan is administered by the Compensation/Administration Committee, which shall consist of up to three (3) individuals appointed by the Board from among its members, at least two (2) of which are non-employee Directors. The Plan may issue Options to acquire up to 1,000,000 shares to Directors and Executive Officers. The Company will not receive any consideration for the grant of options under the Plan and approximate market value of the shares to be reserved for the plan is $1,280,000 based upon the average ten trading day closing price for the Company's common stock for the period ending October 30, 2006. The vesting and exercise price for Options shall be set by the Compensation/Administration Committee but shall not be for less than the fair market value of the shares on the date the Option is granted. Fair market value shall mean the closing price at which the Stock is listed in the NASDAQ quotation system ending on the day an Option is granted. The period in which Options can be exercised shall be set by the Compensation/Administration Committee not to exceed ten years from the date of Grant. Options are exercisable once vested. The Plan may be terminated, modified or amended by the Board of Directors upon the recommendation of the Compensation/Administration Committee. Provided, however, if the Plan has been submitted to and approved by the shareholders of the Company, no such action by the Board may be taken without approval of the majority of the shareholders of the Company which: (a) increases the total number of shares of Stock subject to the Plan; (b) changes the manner of determining the Option price; or (c) withdraws the administration of the Plan from the Committee. The aggregate number of shares within the Plan and the rights under outstanding Options granted hereunder, both as to the number of shares and Option price, will be adjusted accordingly in the event of a split or a reverse split in the outstanding shares of the Common Stock of the Company.

Proposal No. 4        APPROVAL OF WARRANTS ISSUED TO AFFILIATES OF THE COMPANY
                      TO PURCHASE CLASS A COMMON STOCK FROM THE COMPANY

Purpose of Proposal


The Company sold Units consisting of shares of the Company's Class A Common Stock or Series A Convertible Preferred Stock and Warrants to purchase additional shares of Class A Common Stock of the Company to The Anderson Family Trust of which Donald E. Anderson, Director of the Company, is a trustee and beneficial owner; Robert R. Kauffman, Chairman of the Board and Chief Executive Officer of the Company; and the Harold S. Carpenter Revocable Trust of which Harold S. Carpenter, Director of the Company, is a trustee and beneficial owner (the "Purchasers"), among others, during the period commencing April 26, 2006 through July 14, 2006. The Purchasers are affiliates as described in Rule 144 under the Securities Act of 1933, which includes any officer, director, or 10% or greater shareholder of the Company. Under the rules of NASDAQ, where the Company's Class A Common Stock is traded, certain issuances of securities to affiliates of the Company can only occur with the Company's shareholders' approval. Issuance of the Warrants issued to the affiliates requires such shareholder approval, and the Warrants are not exercisable by the Purchasers, either by agreement of the Purchasers or in accordance with the terms of the Warrants, until shareholder approval of issuance of the Warrants is obtained. This Proposal is requesting shareholder approval related to the transactions outlined below for a warrant to purchase 328,000 shares of Class A Common Stock at a purchase price of $1.62 per share and three warrants to purchase 72,000 shares of Class A Common Stock at a purchase price of $1.50 per share.


Background of Stock and Warrant Issuance

The following table indicates data concerning these sales and the relationship of each Purchaser to the Company resulting in their classification as an affiliate of the Company.


                                                                                 # of Shares     Warrant
                           Sale Date                         Unit     # of Units  Underlying     Exercise        Relationship
         Purchaser                      Unit Description     Price    Purchased     Warrant        Price

    Donald E. Anderson     4/26/2006    Common Stock and     $0.61     820,000     328,000         $1.62     10% Shareholder and
   Anderson Family Trust                   Warrant (1)                                                             Director

    Robert R. Kauffman     7/14/2006     Preferred Stock     $1.71      60,000      72,000         $1.50     Director and Officer
                                         and Warrant (2)

    Donald E. Anderson     7/14/2006     Preferred Stock     $1.71      60,000      72,000         $1.50     10% Shareholder and
   Anderson Family Trust                 and Warrant (2)                                                           Director

    Harold S. Carpenter
    Harold S. Carpenter                  Preferred Stock
      Revocable Trust      7/14/2006     and Warrant (2)     $1.71      60,000      72,000         $1.50           Director



(1) Each Unit consisted of two-fifths of one share of Class A Common Stock of the Company and a Warrant to purchase two-fifths of one share of Class A Common Stock of the Company for a total purchase price of $500,200. The Warrant to purchase 328,000 (two-fifths of 820,000) shares of Class A Common Stock is exercisable for a period of ten years following issuance at an exercise price of $1.62 per share. A copy of the Stock and Warrant Purchase Agreement and the Warrant issued in connection with this transaction were filed as exhibits to the Company's Form 8-K filed with the SEC on May 4, 2006.


(2) Each Unit consisted of one share of the Company's Series A Preferred Stock and a Warrant to purchase 1.2 shares of Class A Common Stock of the Company for a total purchase price of $307,800. The Series A Preferred Stock is convertible into the Company's Class A Common Stock at a ratio of 1.2 shares of Common Stock for each share of Series A Preferred Stock. The Warrant to purchase 72,000 (1.2 times 60,000) shares of Class A Common Stock is exercisable for a period of five years following approval by the Company's shareholders at an exercise price of $1.50 per share. A copy of the Stock and Warrant Purchase Agreement and the Warrant issued in connection with this transaction were filed as exhibits to the Company's Form 8-K filed with the SEC on July 17, 2006.


Issuance of Warrants in addition to stock as an investment unit is a common practice of companies similar to Alanco. It allows companies to entice investors to acquire shares directly from the company rather than in the market, thereby providing needed capital for the Company. The terms of the purchases of Units purchased by the affiliates of the Company were the same as Units purchased by non-affiliates. If the Warrants are not approved by the shareholders, they will not be exercisable by the affiliates. The directors believe that such result would significantly impair the Company's ability to raise future monies from affiliates of the Company, upon whom the Company has relied heavily for needed capital in the past.

Recommendation of the Alanco Board of Directors

The Alanco Board of Directors has determined that issuance of the Warrants to the affiliates was in the best interests of Alanco and its shareholders and thereby unanimously recommends that you vote in favor of the proposal to approve the issuance of the Warrants to the affiliates.

Proposal No. 5        APPROVAL  OF  ISSUANCE  OF CLASS A COMMON  STOCK AS
                      PAYMENT IN LIEU OF CASH  RELATED TO  OBLIGATIONS  INCURRED
                      IN CONNECTION WITH THE COMPANY'S ACQUISITION OF STARTRAK
                      SYSTEMS, LLC

Purpose of Proposal

Effective June 30, 2006, the Company acquired StarTrak Systems, LLC, a Delaware limited liability company ("StarTrak"), located in Morris Plains, New Jersey. The transaction was structured as a merger between a newly formed subsidiary of the Company and StarTrak resulting in the Company owning all of the post-transaction membership interests in StarTrak, and the previous StarTrak members ("Sellers") receiving shares of the Company's Class A Common Stock and the right to receive, if approved by the Company's shareholders, additional shares of the Company's Class A Common Stock. If shareholder approval is not obtained, the Company is obligated to make a cash payment valued at the market price of the Class A Common shares that were to be issued. This proposal is not approval of the StarTrak acquisition, which has been completed; rather it is the shareholder approval required for the Company to issue shares of Class A Common Stock in lieu of cash for payment of future obligations.

ALTHOUGH THE STARTRAK ACQUISITION HAS OCCURRED, AND THIS VOTE WILL NOT APPROVE OR DISAPPROVE OF THAT TRANSACTION, YOU HAVE THE RIGHT TO VOTE CONCERNING WHETHER THE FUTURE CONSIDERATION TO BE PAID TO THE SELLERS WILL BE IN THE FORM OF CASH OR SHARES OF ALANCO'S CLASS A COMMON STOCK IN LIEU OF CASH. BY VOTING IN FAVOR OF PAYING FOR THE ACQUISITION IN STOCK, CERTAIN DILUTION EFFECTS WILL OCCUR AS SET FORTH BELOW. HOWEVER, IF THE ADDITIONAL CONSIDERATION IS TO BE CASH, THE COMPANY WILL HAVE TO RAISE SUCH CASH FROM LENDERS OR OTHER EQUITY ISSUANCES, WHICH COULD ALSO HAVE DILUTION EFFECTS. THERE CAN BE NO ASSURANCE THAT SUCH CASH WOULD BE AVAILABLE TO THE COMPANY.

Dilutive Effect of Transaction on Alanco Shareholders. Under the terms of the transaction, 2,000,000 shares of Alanco Class A Common Stock were issued upon the closing, and 3,280,000 shares of Alanco Class A Common Stock will be issued upon approval of the Alanco shareholders immediately following the Annual Shareholders Meeting. In addition, an undetermined number of shares of Alanco Class A Common Stock may be issued as an "earn-out" payment based upon the gross profit of StarTrak and the market value of said shares in the future as described below (see Terms of the Transaction below). Issuance of these Class A common shares may cause a dilutive effect on the value of your investment in Alanco stock.

Terms of the Transaction

Effective June 30, 2006, Alanco acquired StarTrak, which is organized as a Delaware limited liability company. The transaction was structured as a merger between a newly formed subsidiary of Alanco and StarTrak resulting in Alanco owning all of the post-transaction membership interests in StarTrak, and the Sellers receiving shares of the Company's Class A Common Stock and the right to receive in the future either cash or additional shares of the Company's Class A Common Stock.

The future consideration to be paid to the Sellers for their membership interests includes a fixed payment due following Alanco's 2006 Annual Shareholders Meeting, but not later than January 31, 2007, and potential "earn-out" payments based upon the gross profit of the StarTrak business for fiscal years ending June 30, 2007 and June 30, 2008. The fixed payment due by January 31, 2007 totals either (i) 3,280,000 shares of the Company's Class A Common Stock, or (ii) if Alanco's shareholders do not approve the issuance of said shares, then the value of such shares with the value of each share for such purpose equal to the average NASDAQ closing market price for Alanco Class A Common Stock for the five (5) trading days immediately preceding the date of Alanco's Annual Shareholders Meeting. As of October 30, 2006, based upon the average NASDAQ closing market price for Alanco Class A Common Stock for the last five (5) trading days, the amount of cash to be paid to the Sellers, in lieu of Alanco common stock, would be $4,362,400.

In addition to the fixed payment due by January 31, 2007, the Sellers have the right to receive two earn-out payments based upon the gross profits of the StarTrak business for fiscal years ending June 30, 2007 and June 30, 2008. In particular, the first earn-out payment shall be equal to twice the gross profit of StarTrak in excess of $6,000,000 for the twelve months ended June 30, 2007, but not more than the sum of $4,000,000 (the "2007 Earn-Out Payment"). Provided the Alanco shareholders have approved the issuance of the additional shares, the 2007 Earn-Out Payment shall be paid in the form of Alanco Common Stock valued for such purpose at the average NASDAQ closing market price for the twenty (20) trading days immediately following the filing with the Securities Exchange Commission of Alanco's form 10-KSB for such 2007 fiscal year. In the event that the Alanco shareholders have not approved the issuance of such additional shares, the 2007 Earn-Out Payment shall be paid in cash. The 2007 Earn-Out Payment shall be paid by Alanco in the form required on or before December 31, 2007.

The second earn-out payment shall be equal to twice the gross profit of StarTrak in excess of the greater of (i) $8,000,000 or (ii) the gross profit of StarTrak for the twelve months ended June 30, 2008, but not more than the sum of $4,000,000 (the "2008 Earn-Out Payment"). Provided the Alanco shareholders have approved the issuance of the additional shares, the 2008 Earn-Out Payment shall be paid in the form of Alanco Common Stock valued for such purpose at the average NASDAQ closing market price for the twenty (20) trading days immediately following the filing with the Securities Exchange Commission of Alanco's form 10-KSB for such 2008 fiscal year. In the event that the Alanco shareholders have not approved the issuance of such additional shares, the 2008 Earn-Out Payment shall be paid in cash. The 2008 Earn-Out Payment shall be paid by Alanco in the form required on or before December 31, 2008.

In addition to the consideration paid or to be paid to the Sellers, a commission is payable to Cronus Partners, LLC, the investment banking firm involved in the transaction as follows: (i) 61,406 shares of Alanco common stock issued at closing, (ii) $150,000 paid at closing, (iii) $150,000 paid on August 31, 2006, and (iv) $107,000 due seven days following Alanco's 2006 Annual Shareholders Meeting, payable in cash, or at Alanco's option, in shares of Alanco common stock with each share valued for such purpose at the average NASDAQ closing market price for Alanco common stock for the five (5) trading days immediately preceding the issuance date of such stock.

Background of the Acquisition

The Company was contacted in June 2005 by Cronus Partners, LLC, an investment banker located in Norwalk, Connecticut, relative to a prospective investment in its client company, StarTrak Systems, LLC. A Confidential Disclosure Agreement between the Company and StarTrak Systems was executed on July 5, 2005 and preliminary discussions commenced with exchange of business information by both parties.

The Company and StarTrak principals primarily involved in the transaction discussions and negotiations were Robert Kauffman, CEO, and John Carlson, CFO, for the Company, and Tim Slifkin, CEO, and Tom Robinson, EVP, for StarTrak.

The initial personal meeting between the parties occurred on July 26, 2005 with Mr. Kauffman's visit to StarTrak's Morris Plains, New Jersey, headquarters and meeting with Messrs. Slifkin and Robinson. Subsequently, StarTrak's Messrs. Slifkin and Robinson visited Alanco corporate headquarters on August 2 and 3, 2005, and met with additional Alanco management personnel and directors. A preliminary proposal whereby Alanco would acquire StarTrak Systems, LLC was presented to Messrs. Slifkin and Robinson by the Company CEO, Mr. Kauffman. Based upon the expressed interest at the August 3rd meeting, both parties agreed to explore a possible acquisition transaction. The Company's CFO, Mr. Carlson, initiated preliminary due diligence activities with a visit to StarTrak's Morris Plains offices on August 15 and 16, 2005. The Company's Board of Directors, at its regularly scheduled meeting on October 16, 2005, reviewed and approved Management's preliminary plan to acquire StarTrak Systems, LLC.

During the period from November, 2005, to February, 2006, minimal discussions occurred between the parties pending final resolution of internal StarTrak partnership issues and the completion of audited StarTrak financial statements.

In February, 2006, the Company contracted for a StarTrak marketing due diligence survey conducted by consultant Myron Anduri, which was summarized in a report dated April 7, 2006.

Transaction negotiations between the parties recommenced with a visit to the Company's Scottsdale headquarters by Messrs. Slifkin and Robinson on April 17, 2006.

The final transaction negotiations, which resulted in mutual verbal agreement between the parties, occurred on May 17, 2006, at a meeting in the Courtyard Marriott Hotel, Newark, New Jersey, attended by the Company's Messrs. Kauffman and Carlson and StarTrak's Messrs. Slifkin and Robinson.

On June 16, 2006, the Company's Board of Directors unanimously approved a resolution to acquire 100% of StarTrak Systems, LLC in accordance with terms set forth in the Definitive Acquisition Agreement.

The Definitive Acquisition Agreement was executed by the parties on June 26, 2006, followed by the formal closing of the transaction effective June 30, 2006.

Regulatory Approvals. Alanco was not and is not aware of any pending legal proceeding relating to the acquisition. Alanco is not aware of any governmental license or regulatory permit that appears to be material to its business that might be adversely affected by Alanco's acquisition of StarTrak or of any approval or other action by any governmental, administrative or regulatory authority or agency, domestic or foreign, that is required for such acquisition.

Antitrust. Under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder by the Federal Trade Commission, certain acquisition transactions may not be consummated unless certain information has been furnished to the Antitrust Division of the United States Department of Justice and the FTC and certain waiting requirements have been satisfied. Because the aggregate acquisition price of the transaction was under $50 million, the transaction was not subject to such requirements.

Accounting Treatment. The acquisition of assets will be accounted for using the purchase method of accounting in accordance with the provisions of SFAS 141, Business Combinations, which requires the allocation of the purchase price to the fair value of the assets acquired and the liabilities assumed by balance sheet classifications. The Company has engaged the services of an independent consultant for valuation services related to FASB 141.

Independent Appraisals and/or Opinions. Independent opinions and/or appraisals have not been obtained by Alanco due to StarTrak's stage of development and the fact that a significant portion of the acquisition consideration is contingent on StarTrak achieving certain minimum gross profit results within fiscal years 2007 and 2008, which regulates the potential shares of Alanco common stock that may be issued under the Acquisition Agreement.

Interests of Certain Persons in the Acquisition, Possible Conflicts of Interest. Alanco is not aware of any possible conflicts of interest of any of its officers or directors with respect to the acquisition transaction.

Information about StarTrak

General scope of business

StarTrak, based in Morris Plains, New Jersey, is a leading provider of GPS tracking and wireless asset management services to the transportation industry and the dominant provider of tracking, monitoring and control services to the refrigerated or "Reefer" segment of the transportation marketplace. StarTrak products increase efficiency and reduce costs of the refrigerated supply chain through the wireless monitoring and control of critical Reefer data, including GPS location, cargo temperatures and Reefer fuel levels. StarTrak offers complete integrated solutions for tracking, monitoring and controlling refrigerated trailers, trucks, railcars, and containers.

The company's focus is on delivering advanced monitoring and control solutions to the mobile refrigeration market, taking advantage of its unique interactive tracking and control hardware and software and its relationship with two U. S. producers of mobile refrigeration units who dominate that market. The company's integrated product and service package provides measurable return on investment benefits to its customers through improved equipment utilization, less freight spoilage and better reporting of shipping conditions being required by regulatory authorities as well as customers. Today, StarTrak enjoys the largest market share of wireless monitoring and control equipment in the North American mobile refrigeration markets.

                        STARTRAK REEFER PRODUCTS/SERVICES

StarTrak's hardware is attached to the asset to which it is to track, monitor and control. The device is designed by StarTrak for the specific application and includes the Company's proprietary software. The hardware has an expected service life of approximately four years. Units are typically installed by reefer dealers and maintained at their repair facilities. The StarTrak hardware includes a GPS locator, processors, memory, interfaces to various reefer unit sensors (including temperature, fuel levels, battery load, etc.) power systems and one or several communicators. The unit provides frequent readings of various sensors, evaluates conditions, sends appropriate event notifications and receives commands over a wireless link.

StarTrak's ReeferTrak hardware and firmware is connected directly into the electronic control system of the reefer unit and collects sensory data from the microprocessor and executes commands through the microprocessor interfaces, making it the only solution that is able to both monitor and to control a reefer remotely. With this connection, StarTrak devices are able to remotely deliver information such as a discrete ID number, the reefer's location, current operational status, readings from discrete sensors such as temperature set point, actual temperature, fuel level, battery voltage, engine hours, dwell time at location and reefer state (on, off or standby). StarTrak's solution can be retrofitted to reefer units up to ten years of age.

At its data center, StarTrak processes the signals received with its proprietary software and integrates it with information systems of the client, such as shipper bill of lading, asset location, specific carrier or logistics company information systems and transmits to the customer. The customer can view its information in the format and protocol that fits its normal operational requirements.

The complete StarTrak hardware, software and network solution consists of approximately 30 design elements. StarTrak's intellectual property is protected through its knowledge and integration of the entire business process and its exclusive business and technical arrangements with two U.S. producers of mobile refrigeration units. StarTrak also has some proprietary components protected by U.S. patents.

                                THE REEFER MARKET

StarTrak interactive tracking capability can be used on multiple asset types. However, because of its relationship with two North American reefer manufacturers, StarTrak is focusing its technology solutions on the refrigerated transportation industry. These reefers are managed by an on-board electronics control system equipped with sensors and control systems that extend inside the storage space of the trailer, container or rail car. A microprocessor in the reefer unit controls and manages the temperature of the freight by interfacing with numerous sensors, generates alarms and stores relevant data. Typically, a reefer unit is managed "locally" by a driver or yard worker who is physically present to manipulate the electronic controls manually.

We estimate that there are approximately 450,000 reefer units in service in North America. StarTrak capabilities can be retrofitted to almost any unit in service.

Recommendation of the Alanco Board of Directors

The Alanco Board of Directors has determined that it is in the best interests of Alanco and its shareholders that payment of all additional consideration to be paid to the Sellers should be paid in the form of the Company's Class A Common Stock rather than in cash and unanimously recommends that you vote in favor of the proposal to approve the issuance of the Class A Common Stock to the Sellers.

                               INDEPENDENT AUDITOR

Semple & Cooper, LLP, Phoenix, Arizona, was appointed as the Company's Independent Auditor for the fiscal years ended June 30, 2000, 2001, 2002, 2003, 2004, 2005, and 2006. The Company anticipates the appointment of Semple & Cooper, LLP to audit the Company's financial statements for the fiscal year ending June 30, 2007. A representative of Semple & Cooper, LLP is expected to attend the Shareholders' Meeting and will have an opportunity to make a statement if the representative desires to do so and is expected to be available to respond to appropriate questions.

                      INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to "incorporate by reference" information into this Proxy Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. This Proxy Statement incorporates by reference documents which are not presented in this Proxy Statement or delivered to you with it. The information incorporated by reference is an important part of this Proxy Statement. We incorporate by reference the documents listed below and amendments to them. These documents and their amendments were previously filed with the SEC.

The following documents filed by us with the SEC are incorporated by reference in this Proxy Statement:



1. Our Form 8-K filed with the SEC on September 11, 2006.
2. Our Form 10-KSB/A filed with the SEC on November 14, 2006.
3. Our Form 10-QSB filed with the SEC on November 20, 2006.

                  REQUEST FOR COPY OF FORM 10-KSB/A OR FORM 8-K

Shareholders may receive a copy of the Form 10-KSB/A or Form 8-K without charge via e-mail request to alanco@alanco.com, by calling the Company at 480-607-1010, Ext. 857, or by writing to the Company to the attention of the Company's Corporate Secretary at 15575 North 83rd Way, Suite 3, Scottsdale, Arizona 85260.


        SHAREHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING;
                     DISCRETIONARY AUTHORITY; OTHER BUSINESS

Any shareholder who intends to present a proposal at the annual meeting of shareholders for the year ending June 30, 2007, and have it included in the Company's proxy materials for that meeting generally must deliver the proposal to us for our consideration not less than 120 calendar days in advance of the date of the Company's proxy statement released to security holders in connection with the previous year's annual meeting of security holders and must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended. In accordance with the above rule, the applicable proposal submission deadline for the 2007 annual meeting of shareholders would be July 30, 2007.

Pursuant to Rule 14a-4 under the Securities Exchange Act of 1934, as amended, the Company intends to retain discretionary authority to vote proxies with respect to shareholder proposals properly presented at the Meeting, except in circumstances where (i) the Company receives notice of the proposed matter a reasonable time before the Company begins to mail its proxy materials (including this proxy statement), and (ii) the proponent complies with the other requirements set forth in Rule 14a-4.

The Board of Directors is not aware of any other business to be considered or acted upon at the Meeting other than that for which notice is provided, but in the event other business is properly presented at the Meeting, requiring a vote of shareholders, the proxy will be voted in accordance with the judgment on such matters of the person or persons acting as proxy (except as described in the preceding paragraph). If any matter not appropriate for action at the Meeting should be presented, the holders of the proxies shall vote against the consideration thereof or action thereon.

                                                      ADELE L. MACKINTOSH
                                                      SECRETARY
Scottsdale, Arizona
October 31, 2006